Pershing Gold Corporation Announces 2011 Drilling Results and 2012 Drilling Program

LAKEWOOD, Colo., March 29, 2012 (GLOBE NEWSWIRE) -- Pershing Gold Corporation (OTCBB:PGLC) today announced the results of its 2011 drilling program at its 100 percent owned Relief Canyon gold-silver project in the Humboldt Range, Pershing County, Nevada. The program consisted of 8 core holes and 5 reverse circulation drill holes (approximately 12,386 feet) testing the targets developed in mid-2011 (See press release dated October 5, 2011). The 2011 program was completed in December 2011, and final assay results were received in late February 2012. Results were particularly encouraging in the Southwest Target area, with 1.44 g/t Au over 100 feet (0.042 oz Au/ton) returned from hole SBG11-RC04, beginning at a depth of 280 feet.

"Our 2011 Drill Program set out to test the potential to expand and upgrade the resource at Relief Canyon," said Stephen D. Alfers, Pershing Gold's President and CEO. "We discovered gold on trend to the southwest. These results indicate continuity of favorable mineralization farther to the southwest than was previously known. We also achieved encouraging results from drilling two other targets. The results announced today lay the foundation for our 2012 drilling program where we'll follow up on these results and step out to drill the lands to be acquired when we close our deal announced yesterday with Newmont USA Ltd. (NYSE:NEM) and Victoria Gold Corp. (TSX-V:VIT) closes."

Collar locations of these drill holes are shown on the attached map along with the target areas outlined in red. The areas include the Southwest, North, and Range Front targets. The Range Front area included 5 holes for a total of approximately 4,911 feet, the North area had 6 holes totaling approximately 5,650 feet and 2 holes (approximately 1,825 feet) were completed in the Southwest target.

Significant intercepts from the 2011 drilling program are shown below in Table 1. Results from all intercepts for which we have received and verified results will be posted on our website at www.PershingGold.com. "RC" Indicates reverse circulation drill holes and "D" indicates diamond core drill holes.

Table 1. Summary of Gold Intercepts from the 2011 Drilling Program at Relief Canyon, Pershing County, Nevada. 1

Drill Hole	From	To	Width	Au gpt	Au opt	Comments
	feet

SBG11-RC04	280	380	100	1.44	0.042	Southwest Target
SBG11-RC05	270	300	30	0.61	0.018	Southwest Target
	720	755	35	0.87	0.025	Southwest Target
SBG11-D01	296	340	44	1.21	0.035	North Target
SBG11-D02	191	195	4	2.56	0.075	Feeders
	284	289	5	1.55	0.045	Feeders
SBG11-D03	244	274	30	0.88	0.026	clay matrix breccia
	455	505	50	0.63	0.018	North Target
including	500	505	5	6.19	0.181	Feeders
SBG11-D05	247	300	53	2.29	0.067	clay matrix breccia
including	270	275	5	11.80	0.345	Feeders
SBG11-D07	232.5	235	2.5	2.89	0.084	Feeders
	300	380	80	1.52	0.045	North Target
including	340	365	25	4.13	0.121	Feeders

1 Reported width is not true width of interval. Estimated grade is indicated in grams/ounces per ton contained in samples. Intercept widths are reported in approximate footage.

A map featuring Pershing Gold's 2011 drilling program locations is available at https://media.globenewswire.com/cache/19459/file/13104.jpg

Southwest Target

Two reverse circulation drill holes were completed in this area, totaling approximately 1,825 feet. These drill holes were designed to test for breccia mineralization typical of the ore that was mined in the past from the open pits to the north, as well as feeder zones beneath stratigraphically and structurally controlled targets. The holes were drilled to the east-southeast at angles of -55 to -70 degrees in order to intersect north-trending, west-dipping, feeder zones such as the Black Ridge fault.

Both drill holes identified significant intercepts of gold. SBG11-RC04 from 280 to 380 feet (100 feet) encountered 1.44 gpt Au or 0.042 oz Au/ton. Drill hole SBG11-RC05 was collared 900 feet south of SBG11-RC04 and intercepted 30 feet of 0.61 gpt Au or 0.018 opt Au from 270 to 300 feet and also 35 feet of 0.87 gpt Au or 0.025 opt Au from 720 to 755 feet. True thickness is estimated at 90 percent in both SBG11-RC04 and RC05.

North Target

Six core holes were collared in the North Target, although one hole was lost at shallow depth (SBG11-D04) and is not shown on the attached figure. The program tested historical intercepts from reverse circulation drill holes in the lower part of the Cane Springs Formation, a thin-bedded, silty carbonaceous limestone.

All drill holes reported here encountered significant gold intercepts including SBG11-D01 with 44 feet of 1.21 gpt Au (0.035 opt Au) from 296 to 340 feet. SBG11-D02 was drilled at -60 degrees to the east. The hole was beyond the halo of stratigraphically controlled gold mineralization, with structurally controlled intercepts including 4 feet of 2.56 gpt Au (0.0748 opt Au) from 191 to 195 feet and 5 feet of 1.545 gpt Au (0.0451 opt Au) from 284 to 289 feet.

SBG11-D03 was drilled to the southwest of D01 and D02 at an azimuth of 090 and a dip of -45 degrees. Two significant low grade zones were encountered in D03, the upper from 244 to 274 feet contained Au concentrations up to 0.88gpt Au, but with very poor recovery in a clay matrix breccia. The lower zone averaged 0.63 gpt Au from 455 to 500 feet and included 5 feet of 6.19 gpt Au from 500 to 505 feet.

SBG11-D05 was drilled from the same site as SBG11-D03, but at a dip of -75 and an azimuth of 090. Near the base of a clay matrix breccia from 247 to 300 feet (53 feet) gold averaged 2.29 gpt (0.067 opt Au). Included in this zone is a five foot sample of 11.8 gpt Au from 270 to 275 feet. True thickness is likely more than 90 percent. Additional results from SBG11-D05 are pending.

SBG11-D07 was drill 370 feet east of SBG1- D03,-D05 and 200 feet south of SBG11-D01, encountered several mineralized zones. An upper structural zone from 232.5 to 235 feet (2.5 feet) Au averaged 2.89 gpt (0.084 opt Au). In addition, the main body of the North target was encountered from 300 to 380 feet (80 feet) with an average grade of 1.52gpt Au (0.044 opt Au). This 80-foot interval includes 25 feet with an average grade of 4.13 gpt Au (0.12 opt Au) from 340 to 365 feet. True thickness is at least 90 percent of the intercepted length.

Diamond drilling in the North Target has confirmed stratigraphically and structurally controlled gold mineralization within the lower part of the Cane Springs Formation. The above reported results are encouraging and, in addition, drilling in this area and west of the North Target has intercepted a gold bearing clay-matrix breccia of unknown origin and size. Additional exploration is planned for both of these targets in the second half of 2012, assuming that funding is available on acceptable terms.

Range Front Target

The Range Front target includes potential extension of the North target as well as high grade mineralization associated with north-trending faults such as the Black Ridge fault. Several deposits in the southern Humboldt Range including Midway Gold's Spring Valley gold deposit, Coeur Rochester and Nevada Packard silver mines, as well as Relief Canyon, are all aligned along the Black Ridge Fault. Structural targets and stratigraphically controlled targets are both present on our property, and were tested by five drill holes and 4,911 feet of drilling.

The pediment cover in this area varies from less than 50 to 150 feet. Thick intervals of multi-lithic breccias were encountered in several of the holes. The breccias are strongly anomalous in arsenic, a typical gold pathfinder element, and weakly anomalous in gold and mercury. In addition, several fault zones contain arsenic concentrations exceeding 10,000 ppm, typical of feeder structures. Although economic grades of gold were not encountered in 2011 drill holes, Pershing Gold geologists are encouraged by the geochemical anomalies and intensity of the alteration in the Range Front area.

2012 Drilling Program

Results for seven additional drill holes completed early in 2012 as part of Phase I drilling are pending. The 2012 drill holes (approximately 6,842 feet) are shown on Figure 2. Complete results are expected by early April. In addition, relogging of some of the 2011 holes is in progress.

The results reported above used standard industry techniques for drilling, sampling, assaying, and quality assurance and quality control (QAQC) as described below. All assays were completed by ALS Chemex in Reno Nevada.

A map featuring Pershing Gold's 2012 Drilling Program locations is available at https://media.globenewswire.com/cache/19459/file/13105.jpg

All scientific and technical information for the Relief Canyon project has been reviewed and approved by Quentin J. Browne, P.Geo, who is a qualified person under the definitions established by Canadian National Instrument 43-101. Drill core at Relief Canyon is boxed and sealed at the drill rig and moved to the Relief Canyon logging and sample preparation facilities by trained personnel. The core is logged and split down the center, using a typical table-fed circular rock saw. One half of the core is sent for assay to ALS Chemex, Reno, Nevada while the other half is returned to the core box and stored at Relief Canyon in a secure, fenced off, area. Pershing Gold Corp QA/QC procedures include the regular use of blanks, standards, and duplicate samples.

About Pershing Gold Corporation

Pershing Gold Exploration is a new gold exploration and development company focusing on acquiring, exploring, and developing gold deposits in Pershing County and elsewhere in Nevada. The Relief Canyon Mine in Pershing County is owned and operated by Gold Acquisition Corp., the Company's wholly owned subsidiary.

Legal Notice and Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein including the planned acquisition of certain properties from Victoria Gold and Newmont, planned exploration activities and the interpretation of exploration results and other geological information, and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others : inability to complete the planned acquisition of properties from Victoria Gold and and Newmont, inability to obtain external financing to fund planned exploration, changes in the interpretation of exploration results and other geological information, unfavorable exploration results, inability to obtain permits required for its planned exploration and other activities, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; risks of junior exploration and pre-production activities; maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and each subsequently filed Current Report on Form 8-K, including the Company's current Report on Form 8-K filed March 26, 2012. The Company assumes no obligation to update any of the information contained or referenced in this press release.

CONTACT: Stephen D. Alfers
         Executive Chairman, President and CEO
         Phone Number:  720.974.7248
         Email: Investors@pershinggold.com
         www.PershingGold.com